Exhibit 21
                              THERMO FIBERTEK INC.

                         Subsidiaries of the Registrant

      At February 23, 2000, the Registrant owned the following companies:
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
                             NAME                                STATE OR JURISDICTION       PERCENT OF
                                                                    OF INCORPORATION          OWNERSHIP
------------------------------------------------------------------------------------------------------------

AES Equipos y Sistemas S.A. de C.V.                                      Mexico                  100
ArcLine Products, Inc.                                                  New York                 100
Fibertek Construction Company, Inc.                                      Maine                   100
Thermo AES Canada Inc.                                                   Canada                  100
Thermo Black Clawson Inc.                                               Delaware                 100
  Thermo Black Clawson (China)                                           China                   100
Thermo Black Clawson S.A.                                                France                  100
Thermo Fibertek Holdings Limited                                        England                  100
  Thermo Black Clawson Limited                                          England                  100
  Thermo Fibertek U.K. Limited                                          England                  100
    D.S.T. Pattern Engineering Company Limited                          England                  100
      Vickerys Limited                                                  England                  100
        Winterburn Limited                                              England                  100
Thermo Web Systems, Inc.                                             Massachusetts               100
  Fiberprep Inc.                                                        Delaware                 95
  (31.05% of which shares are owned directly by E. & M. Lamort,
S.A.)
    Fiberprep Securities Corporation                                    Delaware                 100
TMO Lamort Holdings Inc.                                                Delaware                 100
  E. & M. Lamort, S.A.                                                   France                  100
    Lamort Equipementos Industrials Ltda.                                Brazil                  60*
    Lamort GmbH                                                         Germany                  100
    Lamort Iberica S.A.                                                  Spain                   100
    Lamort Italia S.R.L.                                                 Italy                   100
    Lamort Paper Services Ltd.                                          England                  100
    Nordiska Lamort Lodding A.B.                                         Sweden                  100
Thermo Fibergen Inc.                                                    Delaware                73.58
(additionally 0.11% of the shares are owned directly by
Thermo Electron Corporation)
  Fibergen Securities Corporation                                    Massachusetts               100
  GranTek Inc.                                                         Wisconsin                 100
  Next Fiber Products Inc.                                              Delaware                 51*

*Joint Venture/Partnership
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